FORM OF EMPLOYMENT AGREEMENT

     THIS AGREEMENT made this _____ day of ________, 1997 by and between YORK HANNOVER HEALTH CARE, INC., a New York corporation (the "Company") having a mailing address of 75 South Street, Suite 650, Pittsfield, Massachusetts 01201 and _________________________________________________________ (the "Employee");

                             W I T N E S S E T H :


     WHEREAS, the Company and the Employee desire to enter into an Employment Agreement setting forth the terms and conditions under which the Employee shall be employed by the Company;


     NOW THEREFORE, in consideration of the mutual promises and mutual covenants contained herein, the parties agree as follows:

1. EMPLOYMENT

     The Company hereby hires Employee as ____________________ of the Company and the Employee hereby accepts such employment, subject to the terms and conditions of this Agreement.

2. DUTIES OF EMPLOYEE

     The Employee will serve the Employer faithfully and to the best of his ability under the direction of the Board of Directors of the Company. The Employee shall be responsible for such duties as ______________________ as are set forth in the Company's By-Laws and as delegated to him by the Board of Directors of the Company. Notwithstanding anything to the contrary set forth herein or in the By-Laws of the Company, the Employee shall not be required to devote any particular amount of time to the performance of his duties as Chief Executive Officer and shall not be prohibited from serving as an officer or director of other unrelated business entities.

3. TERM OF EMPLOYMENT

     This Agreement and the employment under this Agreement shall commence on the date hereof and continue for three (3) years.

4. COMPENSATION

     Compensation for the Employee's services under this Agreement shall be as follows:

     A. On the date hereof, the Company shall issue Stock Warrants in the form attached hereto as Exhibit A to the Employee, pursuant to which the Employee shall be granted the right to purchase an additional 750,000 Common Shares of the Company. The first tranche of warrants representing 250,000 Common Shares may be exercisable by the Employee at any time within thirty-six months (36) of the date hereof, at a price equal to the average closing bid price of the Company's common shares for the first ten (10) trading days after the date hereof (the "First Year Exercise Price"). The second 250,000 Common Shares tranche of warrants may be exercised between the Thirteenth (13th) and Forty-Eighth (48th) month after the date hereof, as a price equal to One Hundred and Twenty Five Percent (125%) of the First Year Exercise Price. The final 250,000 Common Shares Tranche of Warrants may be exercised between the Twenty-Fifth (25th) and Sixtieth (60th) month after the date hereof, at a price equal to One Hundred and Fifty Percent (150%) of the First Year Exercise Price. As used herein, Common Shares shall mean validly issued and fully paid and non-assessable, par value $0.001 per share, registered shares of the Company (after giving effect to the 4.6 for 1 Reverse Stock Split of the Common Shares) as required by 6.01(b) of the agreement and Plan for Merger dated May 10, 1996; and

     B. Such additional compensation as may be approved from time to time by the Company's Board of Directors.

5. EMPLOYEE SERVICE AS DIRECTOR

     The Employee hereby consents to serve as a Director of the Company or any parent, subsidiary or corporation affiliated with the Company, on the condition that the Employee receive the same compensation paid to other directors of any such company for their services as directors.

6. REIMBURSEMENT FOR EXPENSES

     The Company shall reimburse the Employee for all reasonable expenses that the employee shall incur in connection with his services for the Company contemplated by this agreement, upon presentation by the Employee of such appropriate vouchers and receipts or other documentation for such expenses as are reasonably required by the Company.

7. BINDING EFFECT

     This Agreement shall be binding on and inure to the benefit of any successor or successors of the Company and to the personal representative of the Employee.

8. BINDING LAW

     It is agreed that this Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

9. ENTIRE AGREEMENT

     This Agreement shall constitute the entire Agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding either party except to the extent incorporated in this Agreement.

10. MODIFICATION OF AGREEMENT

     Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

11. NO WAIVER

     The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forebearance or waiver had occurred.

12. ATTORNEY FEES

     In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be required to pay, a reasonable sum for the successful party's attorney's fees.

13. NOTICES

     Any notice provided for or concerning this agreement shall be in writing and shall be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of this Agreement.

EXECUTED as in instrument under seal as of the date first above written.


                                        COMPANY

                                        YORK HANNOVER
                                        HEALTHCARE, INC.



                                        By:
                                           --------------------------------
                                              Its: Treasurer


                                        EMPLOYEE:


                                           ---------------------------------
                                           Individually